SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                   MAY 9, 1996
                (DATE OF REPORT, DATE OF EARLIEST EVENT REPORTED)

                            SPECIALTY RETAILERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Delaware                         33-62001               04-3034294
(STATE OR OTHER                   (COMMISSION            (IRS EMPLOYER
JURISDICTION OF                   FILE NUMBER)           IDENTIFICATION
INCORPORATION)                                                 NO.)

  10201 Main Street, Houston, Texas                   77025
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                                 (713) 667-5601
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
             (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.

         On May 9, 1996, Palais Royal, Inc., a wholly owned subsidiary of Specialty Retailers, Inc. (the "Company"), agreed to purchase all of the outstanding common stock of Uhlmans Inc. ("Uhlmans") for approximately $12.4 million in cash, excluding the repayment of certain debt of Uhlmans. The closing of this transaction is subject to certain terms and conditions. The Company plans to operate the majority of the acquired locations under the "Stage" banner following a brief conversion period.

         A press release announcing the actions described above was issued by the Company on May 13, 1996 and is attached hereto as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements:

               Not applicable.

         (b)   Pro Forma Financial Information:

               Not applicable.

         (c)   Exhibits:

               99.1 Press Release dated May 13, 1996 issued by the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        SPECIALTY RETAILERS, INC.

May 13, 1996                            /s/ JERRY C. IVIE
(Date)                                  Jerry C. Ivie
                                        Senior Vice President,
                                        Secretary and Treasurer
                                        (Principal Accounting Officer)